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                      Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-29061) of Wesley Jessen Vision Care, Inc. of our report dated June 23, 2000 relating to the financial statements of Wesley-Jessen Puerto Rico Savings Plan, which appears in this Form 11-K.



PricewaterhouseCoopers LLP



San Juan, Puerto Rico

July 26, 2000